SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                   FORM 8-K

                                CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 24, 1999
                                                        -------------------

               PaineWebber Equity Partners One Limited Partnership
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Virginia                       0-14857                    04-2866287
--------------------------------------------------------------------------------
(State or other jurisdiction)      (Commission               (IRS Employer
     of incorporation              File Number)             Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118


            (Former name or address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT

               PAINEWEBBER EQUITY PARTNERS ONE LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

   Warner/Redhill Business Center - Tustin, California

   Disposition Date - September 24, 1999

      On September 24, 1999, Warner/Redhill Associates, a joint venture in which Paine Webber Equity Partners One Limited Partnership ("the Partnership") has an interest, sold the property known as the Warner/Redhill Business Center located in Tustin, California, to an unrelated third party for $10.9 million. The Partnership received net proceeds of approximately $3,452,000 after deducting a purchase price credit to the buyer of $75,000, closing costs of approximately $194,000, net closing proration adjustments of approximately $75,000, the repayment of the existing mortgage note of approximately $4,969,000, accrued interest of approximately $10,000 and a payment to the lender of approximately $2,125,000 as its share of the sale proceeds. As previously reported, the lender received a 40% participation in the residual value of this property as part of a loan workout dated August 15, 1993, as described below. The Partnership plans to make a special distribution to the Limited Partners of $39.00 per original $1,000 investment, or $3,900,000, to unitholders of record on the September 24, 1999 sale date. Of the $39.00 total, $34.52 results from the sale of Warner/Redhill and $4.48 is from Partnership reserves which exceed expected future requirements.

      As previously reported, because of the strong rental market in Orange County, California, the Partnership believed it was the opportune time to sell Warner/Redhill Business Center. As part of a plan to market the property for sale, the Partnership selected a national real estate firm that is a leading seller of this property type. Preliminary sales materials were prepared and initial marketing efforts were undertaken in March 1999. A marketing package was then finalized and comprehensive sale efforts began in early April 1999. Seven offers were received, all of which were in excess of the property's 1998 year-end estimated value. To reduce the prospective buyer's due diligence work and the time required to complete it, updated operating reports as well as environmental information on the property were provided to the top prospective buyers, who were asked to submit best and final offers. After completing an evaluation of these offers and the relative strength of the prospective purchasers, the Partnership selected an offer. The Partnership then negotiated a purchase and sale agreement which was signed on June 24, 1999. The prospective buyer completed its due diligence review work on July 23, 1999 and made a non-refundable deposit of $150,000.

      While the Partnership's net sale proceeds of approximately $3,452,000 are significantly below its original net investment in the property of $12,250,000, they are higher than any amount that would have been available to distribute in August 1993 when the original zero coupon mortgage loan secured by the property matured. The partial return of capital can be attributed to the Partnership's efforts in negotiating a loan extension and modification agreement with the first mortgage lender in August 1994. Without this modification which included a reduction in the annual interest rate from 9.36% to 2.875% and a ten-year extension of the original August 15, 1993 maturity date of the mortgage loan, it was highly likely that the property could have been lost to a foreclosure action by the lender. Due to the deteriorating economic conditions of the early 1990's, the value of the property in August 1993 and August 1994 was not sufficient to refinance the loan. Limited sources for the financing of commercial office buildings in general, as well as the stringent loan-to-value requirements for such loans, prohibited refinancing the Warner/Redhill property by conventional means. As an inducement for the lender to agree to such a modification, the Partnership negotiated a participation interest contingency that would allow the lender to share in a future sale or refinancing of the property. This agreement allowed the new monthly principal and interest payments to the lender on the $5,763,000 loan balance to be covered from operating cash flow of the property from August 1993 through the September 1999 sale date. The loan extension also allowed the Partnership to retain its ownership position in the property while providing time for revenues and value to rise so that a sale which would provide proceeds to the Partnership could eventually be completed.

                                    FORM 8-K
                                 CURRENT REPORT

               PAINEWEBBER EQUITY PARTNERS ONE LIMITED PARTNERSHIP



      As discussed further in the Partnership's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, management has been focusing on potential disposition strategies for the remaining investments in the Partnership's portfolio. Subsequent to the sale of Warner/Redhill, the remaining investments consist of joint venture interests in the 1881 Worcester Road Office Building and the 625 North Michigan Office Building. The 1881 Worcester Road property is under a contract for sale which is expected to close by October 31, 1999. In addition, the Partnership has recently selected a real estate brokerage firm to market the 625 North Michigan property for sale. Materials for the marketing packages have been finalized and initial sale efforts are currently underway. While the Partnership hopes to have the 625 North Michigan property under a contract for sale before December 31, 1999, it is unlikely that both a sale of the property and a subsequent liquidation of the Partnership can be completed by December 31, 1999. Nonetheless, management continues to actively pursue this goal.

ITEM 7 - Financial Statements and Exhibits

 (a)   Financial Statements:  None

 (b)   Exhibits:

 (1) Joint Escrow Instructions and Purchase and Sale Agreement by and between Warner/Redhill Associates and Touchstone Investments, Inc., dated June 24, 1999.

 (2) Bill of Sale by Warner/Redhill Associates to AG/Touchstone Warner Redhill L.L.C, dated September 24, 1999.

 (3) Grant Deed from Warner/Redhill Associates to AG/Touchstone Warner Redhill L.L.C., dated September 24, 1999.

 (4) Assignment and Assumption of Contracts and Intangible by and between Warner/Redhill Associates and AG/Touchstone Warner Redhill L.L.C., dated September 24, 1999.

 (5) Assignment and Assumption of Leases and Security Deposits by and between Warner/Redhill Associates and AG/Touchstone Warner Redhill, L.L.C., dated September
      24, 1999.

 (6) Closing Statement - AG/Touchstone Warner/Redhill, L.L.C. acquisition from Warner/Redhill Associates, dated September 24, 1999.

                                    FORM 8-K

                                 CURRENT REPORT

               PAINEWEBBER EQUITY PARTNERS ONE LIMITED PARTNERSHIP




                                    SIGNATURE



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                PAINEWEBBER EQUITY PARTNERS
                                  ONE LIMITED PARTNERSHIP
                                  -----------------------
                                        (Registrant)


                              By:  First Equity Partners, Inc.


                              By: /s/ Walter V. Arnold
                                  ---------------------
                                  Walter V. Arnold
                                  Senior Vice President and
                                  Chief Financial Officer







Date:  October 5, 1999

                            JOINT ESCROW INSTRUCTIONS
                                       AND

                           PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN

                       WARNER/REDHILL ASSOCIATES (SELLER)
                                       AND
                      TOUCHSTONE INVESTMENTS, INC. (BUYER)

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----

ARTICLE 1     DEFINITIONS                                               1

ARTICLE 2     PURCHASE AND SALE                                         1

ARTICLE 3     PURCHASE PRICE, DEPOSIT AND ADJUSTMENTS                   2

ARTICLE 4     PRECLOSING OPERATION                                      5

ARTICLE 5     ACCESS, INSPECTION AND DILIGENCE                          6

ARTICLE 6     TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS             9

ARTICLE 7     CLOSE OF ESCROW                                           12

ARTICLE 8     CASUALTY AND CONDEMNATION                                 15

ARTICLE 9     BROKERAGE COMMISSIONS                                     16

ARTICLE 10    DEFAULT, TERMINATION AND REMEDIES                         16

ARTICLE 11    MISCELLANEOUS                                             17

ARTICLE 12    IRS FORM 1099-S DESIGNATION                               22

SCHEDULE A    Legal Description of the Real Property
SCHEDULE B    Description of Personal Property and Intangible Property
SCHEDULE C    Deposit Escrow Agreement
SCHEDULE D    Rent Roll
SCHEDULE E    1099 Designation Agreement
SCHEDULE F    Form of Tenant Estoppel Certificate
SCHEDULE G    List of Escrow Provisions
SCHEDULE H    Form of Grant Deed
SCHEDULE I    Form of Bill of Sale
SCHEDULE J    Form of Assignment and Assumption of Leases
SCHEDULE K    Form of Assignment and Assumption of Contracts and Intangibles
SCHEDULE L    Form of Certificate of Non-Foreign Status

                          Purchase and Sale Agreement


      This Purchase and Sale Agreement (this Agreement) is entered into as of the 24th day of June, 1999 by and between Seller and Buyer, upon the following terms and conditions:


                                   ARTICLE 1
                                  DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

BUYER:            Touchstone Investments, Inc., a California corporation
------

SELLER:           Warner/Red Hill Associates, a California general partnership
------

PROPERTY:         The Real Property and Personal Property constituting Warner/
--------          Red Hill Business Center, Tustin, California

REAL PROPERTY: The land and the buildings, structures, improvements and -------------- fixtures (collectively, the Improvements) now located thereon and the rights appurtenant thereto, all as more particularly described in Schedule A attached hereto

PERSONAL PROPERTY:The personal and intangible property, if any, described in ----------------- Schedule B attached hereto

PURCHASE PRICE:   $10,900,000
---------------

TITLE COMPANY:    LandAmerica Financial Group, Inc. (the Escrow Holder)
--------------    One Washington Mall
                  Fifteenth Floor
                  Attention: Mr. David M. Walker
                  Boston, MA 02108
                  Phone: (617) 619-4807
                  Fax: (617) 619-4848


                                   ARTICLE 2
                               PURCHASE AND SALE

      2.1 In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy and pay the Purchase Price for the Property on the terms and conditions contained herein.

                                   ARTICLE 3
                    PURCHASE PRICE, DEPOSIT AND ADJUSTMENTS

      3.1 The Purchase Price shall be as specified in Article 1 above and shall be paid on the Escrow Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds, subject to adjustment to reflect application of the Escrowed Amount (as hereinafter defined) and such other adjustments herein contained.

      3.2 Upon the Opening of Escrow (as hereinafter defined), Buyer shall deposit with the Escrow Holder the sum of One Hundred Thousand Dollars ($100,000) in immediately available funds to be held in an interest bearing account (together with any earned interest, the Escrowed Amount) to secure Buyer's obligations under this Agreement. Simultaneously with the delivery of the Escrowed Amount to the Escrow Holder, Buyer shall deliver to Seller a One Hundred Dollar ($100.00) inspection fee (the Inspection Fee) as independent consideration which independent consideration is in addition to and independent of any other consideration or payment provided for in this Agreement and shall be retained by Seller in all instances, but shall be applied against the Purchase Price if the Close of Escrow occurs. Upon the expiration of the Diligence Date (as hereinafter defined), if the Buyer has not terminated the Agreement in accordance with Section 5.3 below, the Buyer shall deposit with the Escrow Holder the sum of Fifty Thousand Dollars ($50,000) in immediately available funds to be held in an interest bearing account (the Additional
Deposit). All references in this Agreement to the Escrowed Amount shall be considered to include the Additional Deposit and any interest earned thereon. Promptly following the execution hereof Buyer shall deliver a completed and executed W-9 form to the Escrow Holder.

      3.3 Within two (2) business days following the execution of this Agreement, the parties shall open escrow with Escrow Holder (the Opening of Escrow). This Agreement, when deposited with Escrow Holder, shall constitute Escrow Holders escrow instructions, together with the Deposit Escrow Agreement attached hereto as Schedule C. The escrow instructions shall not modify or amend the provisions of this Agreement unless otherwise expressly set forth therein.

      3.4 All real estate taxes, assessments, special taxes, special assessments and any other tax or assessment attributable to the Property through the Escrow Closing Date shall be prorated and adjusted as of the Escrow Closing Date unless such items are paid directly by all tenants occupying the Property (the Tenants) (as to the applicable taxing authority, in which case no adjustment or proration shall be made for the items paid directly by the Tenants. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Escrow Closing Date. If the tax statements for the fiscal year during which the Escrow Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Escrow Closing Date, with a further adjustment to be made after the Escrow Closing Date as soon as the tax figures are finalized. Any tax refunds or proceeds (including interest thereon) (the Tax Recovery) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (a Tax Proceeding) (i) for all tax periods occurring prior to the applicable tax period in which the Close of Escrow occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Close of Escrow occurs shall be prorated as of the Escrow Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable Attorneys' and Consultant's fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Escrow Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Escrow Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax  period  for which  the other  party is  responsible  are being  adjudicated without the consent of such party, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other. In no event shall any such proceeding be commenced by Seller following the Escrow Closing Date without Buyer's prior written consent; provided, however, that Seller shall be entitled to continue its existing proceedings, if any.

      3.5 Prepaid or past due amounts under any Contracts (as hereinafter defined) which are assigned to Buyer at Close of Escrow shall be prorated and adjusted as of the Escrow Closing Date.

      3.6 Seller shall cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the Escrow Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Escrow Closing Date; provided, however, that if and to the extent such charges are paid directly by Tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Escrow Closing Date based on the most recent bills therefor. Seller shall provide notice to the Buyer within five
(5) days of the Escrow Closing Date setting forth (i) whether utility meters will be read as of the Escrow Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Escrow Closing Date. If the meters cannot be read as of the Escrow Closing Date and, therefore, the most recent bill is used to prorate and adjust as of the Escrow Closing Date, then to the extent that the amount of such prior bill proves to be more or less than the actual charges for the period in question, a further adjustment shall be made after the Escrow Closing Date as soon as the actual charges for such utilities are available.

      3.7 Collected rents for the then current period; security deposits paid by Tenants under the Leases which have not been previously applied by Seller and are being held by Seller; prepaid rentals; collected or prepaid common area maintenance charges; collected or prepaid promotional charges; collected or prepaid service charges; collected or prepaid tax charges, and all other collected or prepaid incidental expenses and charges paid by Tenants shall be apportioned and full value shall be adjusted as of the Escrow Closing Date, and the net amount thereof, if in favor of Seller, shall be credited to Seller at Close of Escrow, or if in favor of Buyer, shall be credited to Buyer at Close of Escrow. From and after Close of Escrow all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits (to the extent which Buyer was credited therefor at Close of Escrow) to Tenants in accordance with the Leases and applicable law. Seller shall be entitled to retain and/or receive a credit for any utility deposits and any deposits for third parties under any of the Contracts (as hereinafter defined).

            3.7.1 All rentals and other Tenant charges payable in arrears and uncollected and all other uncollected rents (including, but not limited to, percentage rents, common area maintenance charges and real estate tax charge annual adjustments thereto) for the current and prior rental periods, less the reasonable expenses of collection thereof, shall be apportioned (if and when collected by either party); provided, however, that Buyer shall proceed in a commercially reasonable manner consistent with Buyer's customary practice for Tenants owing past due rent to it to collect such uncollected rents from existing Tenants listed on the Rent Roll, as hereinafter defined; provided that Buyer shall not be obligated to commence suit against any Tenant and Buyer shall first apply rents subsequently received to rent due and owing for rental periods accruing after the Escrow Closing Date. Buyer shall not settle or release (i)
      Tenants from any obligations for such uncollected rents or (ii) rights under any claims listed in Section 3.7.2 below, in each case, without Seller's prior written approval. Buyer shall provide Seller with written evidence of its collection efforts for a period of six (6) months from the Escrow Closing Date, such evidence shall include, but not be limited to providing copies of letters and invoices to Tenants, copies of reports regarding follow-up efforts and cash receipts and aged delinquency reports. Buyer shall provide such written evidence of its collection efforts within fifteen (15) days of demand therefor provided that Seller may request such evidence no more than on a quarterly basis. Seller shall agree not to commence suit against Tenants listed on the Rent Roll for obligations owed to it unless Buyer fails to fulfill its obligations under this Section 3.7.1. Buyer shall be entitled to a credit for free rent periods which occur after the Escrow Closing Date under leases listed on the Rent Roll as of the date of this Agreement, provided that the free rent periods were negotiated by Seller and not by Buyer.

            3.7.2 Seller shall retain all rights to all refunds, receivables, past due rent and claims, including, but not limited to, termination fees or damages from all former Tenants or occupants of the Property which are not listed on the Rent Roll, causes of action and rights of reimbursement from third parties, bonds, accounts receivable and any other claims for payments Seller may have to the extent arising or relating to the period prior to the Close of Escrow.

            3.7.3 In the event, on the Escrow Closing Date, the precise figures necessary for any of the foregoing adjustments are not capable of determination, then, at Buyer's option, those adjustments shall be made either (i) on the basis of good faith estimates of Seller and Buyer using currently available information, and final adjustments shall be made promptly after precise figures are determined or available or (ii) when all information for all final adjustments are determined or available.

      3.8 At the Close of Escrow, Seller shall pay the amount due for (a) any state or county transfer tax (or any tax substituted therefor, i.e. the documentary transfer tax) imposed in connection with the consummation of the transaction contemplated hereby (the Transfer Tax); (b) recording charges to record any documents to clear title; (c) Seller's Attorneys' fees; and (d) all leasing commissions due or to become due pursuant to any lease of any part of the Property or any renewal or extension right thereof which accrue prior to the Escrow Closing Date (those leasing commissions which accrue after the Escrow Closing Date are the responsibility of Buyer); (e) half of all escrow fees.


      3.9 At the Close of Escrow, Buyer shall pay for (a) any local tax or mortgage tax other than the Transfer Tax; (b) recording charges to record the grant deed; (c) survey charges; (d) any and all costs associated with obtaining a preliminary Title Report, a title commitment and all title insurance premiums and charges including but not limited to charges for any extended coverage or title endorsements; (e) half of all escrow fees; and (f) Buyer's Attorneys' fees and all costs related to the Buyer's due diligence.

      3.10 All other closing costs shall be paid by Seller or Buyer in accordance with the custom in the jurisdiction where the Property is located.

      3.11  The provisions of this Article 3 shall survive the Close of Escrow.


                                   ARTICLE 4
                             PRECLOSING OPERATION

      4.1 A rent roll prepared and certified by Seller's property manager (the Rent Roll) containing a list of all current occupants of the Property is attached hereto as Schedule D. The leases listed on the Rent Roll, together with leases entered into pursuant to this Article 4 are collectively referred to herein as the Leases.

      4.2 Seller shall not, after the date hereof; (i) enter into any new Leases or materially amend or terminate any existing Leases, (ii) enter into or modify any service contracts, operating agreements, or reciprocal easement agreements,
(iii) alter the zoning classification of the Property or (iv) materially alter any Improvements, without the prior written consent of Buyer in any such instance, which consent shall not be unreasonably withheld or delayed. If Buyer does not notify Seller in writing of its denial of consent within five (5) days after written request therefor from Seller, Buyer shall be deemed to have consented to such requested action. In the event Buyer denies its consent, Buyer shall specify its reasons for denial in its written notice thereof. In the event Seller's requested action with respect to a Lease is consented to or deemed consented to by Buyer, Seller shall pay for those tenant improvements and leasing commissions as disclosed on Seller's request for consent which accrue prior to the Escrow Closing Date and Buyer shall pay for those tenant improvements and leasing commissions as disclosed on Seller's request for consent which accrue on or after the Escrow Closing Date.

      4.3 At all times prior to Close of Escrow, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (b) to insure the Property substantially as currently insured.

      4.4 Buyer shall, by written notice to Seller, on or before the Diligence Date (as hereinafter defined), identify any Contracts (as defined in Section 5.2 below) which it elects to have assigned to it and therefore will assume. Buyer shall be deemed to have elected not to assume any Contracts which are not identified as to be assigned and assumed. Seller shall terminate any Contracts at Close of Escrow which are not identified by Buyer as specified in this section as to be assigned and assumed at Close of Escrow, provided that such Contracts may be terminated without cost or liability to Seller.

      4.5 Seller shall use commercially reasonable efforts to obtain tenant estoppel certificates, from all Tenants currently occupying their space under the Lease in substantially the form attached hereto as Schedule F. Seller shall not be obligated to expend more than nominal funds in pursuit of such tenant estoppel certificates.


                                   ARTICLE 5
                       ACCESS, INSPECTION AND DILIGENCE

      5.1 Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property and the Improvements during normal business hours after one (1) day advance written notice to Seller (in each case subject to the rights of Tenants under the Leases) to make such reasonable investigations, studies, and tests as Buyer deems necessary or advisable; provided, however, that Buyer shall not be permitted to conduct physical testing or conduct interviews with Tenants without Seller's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Seller shall use its commercially reasonable efforts to make its personnel available for such inspections or interviews upon one (1) day prior written notice. Seller's prior written approval for physical inspections may be conditioned on receipt of a detailed description of the proposed physical inspection, a list of the contractors who will be performing the physical inspection, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection. Buyer may not interview Tenants unless a duly authorized representative of Seller accompanies Buyer. Seller also agrees to make available to Buyer during normal business hours upon advance written notice to Seller all books, records, plans, building specifications, contracts, agreements or other instruments or documents contained in Seller's files relating to the construction, operation and maintenance of the Property and the files of the current manager of the Property that relate to the Property. Seller hereby agrees that Buyer may conduct a non-intrusive seismic study of the Property and may obtain an independent non-intrusive roofing inspection of the Property.

      5.2 Seller shall provide Buyer, promptly after Seller's execution of this Agreement, with copies of all (i) Leases, (ii) all maintenance, service, supply, equipment rental, management and leasing contracts affecting the Property (collectively, the Contracts) which it has in its files and shall instruct its property manager to make such Leases and Contracts available to Buyer for inspection, and (iii) such other information and reports affecting the Property to the extent in Seller's possession or control.

      Buyer acknowledges and agrees that any and all information, documents, surveys, studies and additional reports provided to Buyer are provided for informational purposes only and do not constitute representations and warranties of Seller of any kind.

      5.3 Buyer shall promptly commence and actively pursue its due diligence on the Property, including, but not limited to the following items:

            (a)   Review of title and survey matters;

            (b)   Review of Contracts and information materials;

            (c) Obtain and review engineering reports on structural condition of the mechanical systems;

            (d) Obtain and review environmental reports on oil, hazardous waste, and asbestos;

            (e) Review of applicable zoning and other land use controls, and other permits, licenses, permissions, approvals and consents;

            (f) Conduct tenant interviews, subject to Section 5.1 above; and

            (g) Review of all Leases affecting the Property.

      Buyer shall complete its due diligence including, but not limited to the foregoing, no later than thirty (30) days after the date of this Agreement (the Diligence Date). In the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer in Buyer's sole and absolute discretion for any reason or for no reason, Buyer may elect, by prior written notice to Seller, received by Seller on or before 5:00 p.m. Eastern Standard Time on the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination); provided, however, that the Inspection Fee shall remain the property of Seller. In the event Buyer does not terminate this Agreement on or before the Diligence Date, the Escrowed Amount shall become nonrefundable and Buyer shall deposit the Additional Deposit, as defined in Section 3.2, with the Escrow Holder by 5:00 p.m. Eastern Standard Time on the date which is two (2) business days after the Diligence Date. In the event Buyer fails to make the Additional Deposit as required hereunder, Buyer shall be deemed to have given notice of its election to terminate this Agreement, the Deposit shall be returned to Seller as liquidated damages and this Agreement shall terminate without further recourse to either party hereto, other than those provisions intended to survive.

      Buyer acknowledges that as of the Close of Escrow it will have had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence. Buyer further acknowledges that neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or a portion thereof which survive the Close of Escrow hereunder except as expressly provided in this Agreement. BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY SELLER TO BUYER AS IS, WITH ALL FAULTS, AND SUBSTANTIALLY IN ITS CURRENT CONDITION. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT, NEITHER SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR THE INFORMATION MATERIALS NOT PREPARED BY SELLER, OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PORTION OF THE PROPERTY (OR ANY PART THEREOF) OR THE INFORMATION MATERIALS SUPPLIED TO BUYER. FURTHER, SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, BUYER ACKNOWLEDGES AND AGREES THAT THE INFORMATION MATERIALS PROVIDED UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES BUT NOT INCLUDING INFORMATION PREPARED BY SELLER) IS DELIVERED TO BUYER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT), AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT); AND THAT BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. The provisions of this paragraph shall survive the Close of Escrow.

      5.4 Return of Documents. If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all documents, plans, surveys, contracts, Leases and the like delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement. The return of the Escrowed Amount to Buyer under this Agreement shall be contingent upon Buyer's fulfillment of the obligations under this Section 5.4.

      5.5 Confidentiality. Each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Each party hereto may discuss with and disclose to its directors, officers and employees, accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultant's and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section.
Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any securities law or interpretation thereof. This provision shall survive termination of this Agreement but shall terminate upon Close of Escrow. Buyer and Seller do not contemplate issuing a press release until after the Diligence Date. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and Seller, respectively, both as to timing and content. Buyer agrees that neither it nor any affiliate will acquire or enter into any agreement to acquire, either directly or indirectly, any interest in Seller.

      5.6 Indemnity. If any inspection or test disturbs any of the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all losses, costs and damages including reasonable Attorneys' fees incurred by Seller as a result of such entry or investigation by or on behalf of Buyer other than loss, cost or damage which is discovered (and not caused) by such investigation as a result of pre-existing conditions. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

      5.7 Buyer's Release of Seller. SELLER AND ITS PROPERTY MANAGER ARE HEREBY RELEASED FROM ALL RESPONSIBILITY AND LIABILITY REGARDING THE CONDITION (INCLUDING THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY BE IN THE FUTURE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES), VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. BUYER ACKNOWLEDGES THAT ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER, ITS PROPERTY MANAGER OR THEIR RESPECTIVE AGENTS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY WARRANTY WHATSOEVER.


                                   ARTICLE 6
                 TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS

      6.1 Promptly following the execution of this Agreement, Seller shall provide Buyer with

            (a)   an ALTA as-built survey of the Real Property (the Survey);


            (b) a commitment for a standard ALTA Owner's Policy of Title Insurance showing Buyer as insured, fee simple title to the Real Property as the insured estate and the Purchase Price as the insurance coverage amount (the Title Commitment); and

            (c) a Phase I Environmental Inspection Report (the Phase I).

      If (i) any matter disclosed on the Survey; (ii) matters listed as exceptions in the Title Commitment; or (iii) matters disclosed in the Phase I report are not each satisfactory to Buyer, it shall, within ten (10) days following receipt of the Title Commitment, provide Seller with written notice of such objections and if Seller is unable or unwilling to cure such objections, prior to the Diligence Date, Buyer may terminate this Agreement as provided in
Section 5.3 above or waive such objection and proceed to Close of Escrow. Seller shall notify Buyer within ten (10) days following receipt of written notice of Buyer's objections whether Seller is willing or able to cure any such objections, provided that Seller shall not be obligated to cure any such objections other than voluntary monetary encumbrances. To enable Seller to convey, Seller may, at the Close of Escrow use the Purchase Price or any portion thereof to clear title. Those exceptions or title deficiencies that appear on the Title Commitment and are not objected to by Buyer shall be the Permitted Encumbrances.

      6.2 On the Escrow Closing Date, Seller shall convey by Grant Deed to Buyer, title to all of the Real Property and the Improvements free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

          (a)   The lien, if any, for real estate taxes not yet due and payable;

          (b) All matters listed on the Title Commitment and as would be disclosed on a current Survey and not objected to pursuant to
                Section 6.1 above;

          (c)   All Leases disclosed to Buyer;

          (d)   All zoning, building and other laws applicable to the Property;
and
          (e) All matters which arise after the effective date of the Title Commitment which are agreed upon or consented to by Buyer in writing.

      6.3 At the Closing, Seller shall assign the Leases and Contracts which are not to be terminated and intangible property, if any, to Buyer and Buyer shall assume Seller's obligations thereunder from and after the Escrow Closing Date and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale.

      6.4   Representations and Warranties

            6.4.1 Seller hereby represents and warrants to Buyer as of the date of this Agreement as follows:

            (a) Organization and Power. Seller is a general partnership validly existing under the laws of the State of California with all necessary legal power to enter into and perform its obligations hereunder and under any document or instrument required hereunder to be executed and delivered on behalf of Seller;

            (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Seller are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming valid execution and delivery by Buyer) is a legal, solid and binding obligation of Seller enforceable against it in accordance with its terms;

            (c) Governmental Notices. Seller has not received any written notice from a government agency that the location, construction, occupancy, operation, and use of the Property (including any improvements and equipment forming any part thereof) violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or similar body), or any restrictive covenant or deed restriction or zoning ordinance or classification affecting the Property, including, without limitation, all applicable building codes, flood disaster laws, and health and environmental laws and regulations (hereinafter sometime collectively called Applicable Laws). Seller has not received any written notice from a governmental agency that the Property and Seller are currently subject to any existing pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health or the environment;

            (d) Bankruptcy. There is no pending bankruptcy, insolvency or similar state law proceeding pending against Seller or any partner of Seller which would have an effect on Seller's ability to perform its obligations hereunder.

            (e) No Litigation. To the best of the Seller's actual knowledge there are no actions, suits or proceedings (including arbitration proceedings) pending or threatened against the Seller before or by any federal, state, municipal or other court, governmental department, commission, board, bureau, agency or instrumentality, wherein (either individually or in the aggregate) an unfavorable decision, ruling or finding would materially and adversely affect the delivery, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or which could have a material and adverse effect on the business, assets or financial condition of the Seller or its Partners.

            6.4.2 The representations and warranties contained in Section 6.4.1 are hereby qualified to Seller's actual knowledge without further inquiry. Each representation or warranty contained in Section 6.4.1 is subject to being updated by Seller in writing on or before the Diligence Date and shall be deemed to have been amended and updated by any information delivered to or made available to Buyer and any other information obtained by Buyer in connection with its diligence (including but not limited to tenant estoppel certificates). For purposes of Section 6.4.1 actual knowledge of Seller without further inquiry shall mean the actual awareness of Frank Huemmer provided that such individuals have no obligation to make further inquiry of any persons other than reasonable inquiry of its property manager. No representations or warranties made hereunder shall survive Close of Escrow.

            6.4.3 Buyer hereby represents and warrants to Seller as of the date of this Agreement as follows:

            (a) Organization and Power. Buyer is a corporation organized, existing and in good standing under the laws of the State of California and has the requisite power and authority to enter into and perform the terms of this Agreement; and

             (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Buyer are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming valid execution and delivery by Seller) is a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

      6.5 The obligations of Buyer to consummate the transaction contemplated by this Agreement are subject to (a) the representations and warranties made by Seller in this Agreement being true and correct in all material respects on and as of the Escrow Closing Date with the same force and effect as though such representations and warranties had been made as of the Escrow Closing Date and
(b) receipt by Buyer of estoppel certificates in substantially the form attached hereto as Schedule F or in the form or containing the information required under the applicable leases, from the following tenants: Commonwealth Energy Corp., Ocean West Enterprises and Michael Brandman Associates, as well as from those tenants listed on the Rent Roll which, together with the tenants named above, represent at least ninety percent (90%) of the leased area of the Property (the Required Level).

      6.6 The obligations of Seller to consummate the transaction contemplated by this Agreement are subject to the representations and warranties made by Buyer in this Agreement being true and correct in all material respects on and as of the Escrow Closing Date with the same force and effect as though such representations and warranties had been made as of the Escrow Closing Date.

                                   ARTICLE 7
                                CLOSE OF ESCROW

      7.1 The consummation of the purchase and sale contemplated in this Agreement (the Close of Escrow) shall occur in the offices of the Escrow Holder at 8:00 am Pacific Time thirty (30) days after the expiration of the Diligence Date, (the Escrow Closing Date), unless such day is not a day on which the Orange County Recorders Office is open for business, in which case, the Close of Escrow shall take place on the next day on which such registry is open. It is agreed that time is of the essence in this Agreement. The Escrow Closing Date may be extended or the place of the Close of Escrow may be changed by mutual written agreement of Buyer and Seller. Buyer may elect to extend the Escrow
Closing Date for two successive fifteen (15) day periods by providing Seller with prior written notice of its desire to extend the Escrow Closing Date by 5:00 p.m. Eastern Standard Time at least three (3) business days prior to the Diligence Date or by three (3) business days prior to the end of the first fifteen (15) day extension (the First Extension Date), as the case may be. As a condition of obtaining such extensions, Buyer shall deposit with the Escrow Holder One Hundred Thousand Dollars ($100,000) for each extension by 5:00 p.m. Eastern Standard Time within two (2) business days after the Diligence Date or the First Extension Date, as the case may be.

      7.2 On or before the Escrow Closing Date Seller shall deliver or cause to be delivered at its expense each of the following items to the Escrow Holder:

            (a) A duly executed and  acknowledged  grant deed as provided for in
      Section 6.2, in the form of SCHEDULE H attached hereto and incorporated herein conveying the Real Property to the Buyer;

            (b) Two duly executed quitclaim bills of sale conveying the Personal Property to the Buyer in the form of SCHEDULE I attached hereto and incorporated herein (the Bill of Sale);

            (c) Two duly executed Assignment and Assumptions of Leases without recourse in the form of SCHEDULE J attached hereto and incorporated herein (the Assignment of Leases);

            (d) Two duly executed Assignment and Assumptions of Contracts and warranties, if any, without recourse in the form of SCHEDULE K attached hereto and incorporated herein (the Assignment of Contracts);

            (e) A certificate of non-foreign status from the Seller for both federal and California tax law purposes, in the form of SCHEDULE L attached hereto and incorporated herein (the Non-Foreign Affidavit);

            (f) Three counterpart originals of the 1099 Designation Agreement in the form of SCHEDULE E attached hereto and incorporated herein (the 1099 Designation Agreement);

            (g) Two counterpart originals of the closing statement (may be facsimiles) setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted (the Closing Statement);

            (h) Customary affidavits sufficient for the Title Company to delete any exceptions for mechanics or materialmen's' liens from the Buyer's title policy and such other affidavits relating to such title policy as the Title Company may reasonably request;

            (i) An updated Rent Roll certified by Seller or the property manager as true and correct as of the Escrow Closing Date;

            (j) Original executed Tenant Estoppel  Certificates,  as provided in
      Section 6.5.

            (k) All original Leases, Contracts, property management files and Tenant correspondence, in each case if in Seller's possession;

            (l) Keys to all locks which the property manager has in its possession;

            (m) Notice letters from Seller to Tenants of the sale of the Property, the Assignment of the Leases, the notice of transfer of security deposit, the transfer of claims made with regard to the security deposit and the transferees name and address;

            (n) All documents customarily and reasonably required by Title Company confirming Seller's authority to sell the Property.

            (o) Such other instruments as the Escrow Holder may reasonably request to effectuate the transaction contemplated by this Agreement.

      7.3 On or before the Escrow Closing Date Buyer shall deliver or cause to be delivered at its expense each of the following to the Escrow Holder:

            (a) The Purchase Price for the Property, as such Purchase Price may have been further adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller, in the manner provided for in Article 3;

            (b)   Two duly executed Assignment of Leases;

            (c)   Two duly executed Assignment of Contracts;

            (d) Such evidence or documents as may reasonably be required by the Escrow Holder or Seller evidencing the status and capacity of Buyer and the Authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property;

            (e) Such other instruments as the Escrow Holder may reasonably request to effectuate the transaction contemplated by this Agreement;

            (f) Three counterpart originals of the 1099 Designation  Agreement;
and
            (g) Two counterpart originals of the Closing Statement.

      7.4 Upon the Close of Escrow, Escrow Holder shall promptly undertake the following in the manner indicated:

            (a) Cause the grant deed to be recorded in the Official Records of Orange County.

            (b) Disburse all funds deposited with Escrow Holder by Buyer towards payment of the Purchase Price as provided for in the Closing Statement.

            (c) Deliver a title insurance policy to Buyer, along with all endorsements thereto requested by Buyer.

            (d)  Deliver  one  original  executed  Bill of Sale,  Assignment  of
      Leases,   Assignment  of  Contracts,  1099  Designation  Agreement  (after executing the same) and Closing Statement to each of Buyer and Seller.

            (e) Deliver the certificate of non-foreign status from the Seller, the Tenant Estoppel Certificates, the Leases, the Tenant correspondence, the keys, and the notice letters to the Buyer.

            (f) Deliver to both Buyer and Seller copies of all other documents delivered by either party or recorded pursuant to this Agreement.

                                   ARTICLE 8
                           CASUALTY AND CONDEMNATION

      8.1 If the Improvements are materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, all amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty plus the amount of any applicable deductible, less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements shall have been substantially destroyed, to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). For purposes of this subparagraph (b), substantially destroyed shall mean damage, in Seller's reasonable judgment, greater than $250,000.

      8.2 If any portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an Eminent Domain Taking), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is ten (10) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other. If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed all awards recovered or recoverable by Seller on account of such Eminent Domain Taking, less any amounts reasonably expended by Seller in obtaining such award.


                                   ARTICLE 9
                             BROKERAGE COMMISSIONS

      Seller represents and warrants to Buyer that Seller has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of the transaction contemplated by this Agreement other than Cushman Investment Services, a division of Cushman Realty Corporation (Seller's Agent). Seller will indemnify, defend and hold Buyer harmless from and against any claims of Seller's Agent for any commission, finder's fee, or other compensation in connection with the transactions contemplated by this Agreement. Seller agrees to pay Seller's Agent its commission in accordance with a separate agreement between Seller and Seller's Agent.

      Buyer represents and warrants to Seller that Buyer has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of the transaction contemplated by this Agreement.

      Buyer and Seller each hereby agree to indemnify, defend and hold the other harmless from and against any claims, losses, damages, costs, or expenses (including, but not limited to, reasonable Attorneys' fees) of any kind or character which arise as a result of breach of the foregoing representation and warranty. This Section 9 shall survive the Closing or earlier termination of the Agreement.

                                  ARTICLE 10
                       DEFAULT, TERMINATION AND REMEDIES

      10.1 In the event that Seller shall have failed in any material respect adverse to Buyer on the Escrow Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Escrow Closing Date, or if Seller defaults in its obligation to close hereunder, Buyer shall have the following remedies, (i) the right to take any and all legal actions necessary to compel Seller's specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy), and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement (such conveyance shall be deemed to satisfy and waive any other remedy) or (ii) the right to terminate this Agreement and receive the Escrowed Amount.

      10.2 IN THE EVENT THAT BUYER SHALL HAVE FAILED IN ANY MATERIAL RESPECT ADVERSE TO SELLER ON THE ESCROW CLOSING DATE TO HAVE PERFORMED ANY OF THE COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT WHICH ARE TO BE PERFORMED BY BUYER ON OR BEFORE THE ESCROW CLOSING DATE, OR IF BUYER DEFAULTS IN ITS OBLIGATION TO CLOSE HEREUNDER, SELLER SHALL BE ENTITLED TO RECEIVE THE ESCROWED AMOUNT AS LIQUIDATED DAMAGES, IN LIEU OF ALL OTHER REMEDIES AVAILABLE TO SELLER AT LAW OR IN EQUITY FOR SUCH DEFAULT, AND BUYER SHALL DIRECT THE TITLE COMPANY TO RELEASE THE ESCROWED AMOUNT TO SELLER. SELLER AND BUYER AGREE THAT THE DAMAGES RESULTING TO SELLER AS A RESULT OF SUCH DEFAULT BY BUYER AS OF THE DATE OF THIS AGREEMENT ARE DIFFICULT OR IMPOSSIBLE TO ASCERTAIN AND THE LIQUIDATED DAMAGES SET FORTH IN THE PRECEDING SENTENCE CONSTITUTE BUYER'S AND SELLER'S
REASONABLE ESTIMATE OF SUCH DAMAGES. BUYER AND SELLER ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CODE SECTIONS 1671, 1676 AND 1677.

SELLER'S INITIALS____________                 BUYER'S INITIALS ________________


                                  ARTICLE 11
                                 MISCELLANEOUS

      11.1 Without the prior written consent of Seller, Buyer shall not, directly or indirectly, assign this Agreement or any of its rights hereunder. Any attempted assignment in violation hereof shall, at the election of Seller in its sole discretion, be of no force or effect and shall constitute a default by Buyer. Notwithstanding the foregoing and so long as it will not affect the timing of the Close of Escrow, Buyer may elect to have a nominee of either (i) Angelo, Gordon & Co. (Angelo), or an affiliated entity controlled by or under common control with Angelo or (ii) an affiliated entity controlled by or under common control with Buyer or any of its principals, in either case, without prior consent of Seller. Buyer shall give written notice of such nominee to Seller, together with any reasonable evidence of affiliation requested by Seller, a minimum of fifteen (15) days prior to the Escrow Closing Date. No designation of a nominee to receive title shall release Buyer from its obligations under this Agreement. Buyer may not sell, transfer, assign or otherwise convey this Agreement or any of its rights hereunder without being subject to its rights and obligations under this Agreement.

      11.2 Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given if (i) delivered by hand during regular business hours, (ii) sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, or (iv) sent by telecopier or facsimile transmission with confirmation copy by notice methods (i), (ii) or (iii) above addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Title Company shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Title Company.

(1)   If to Buyer:
            Touchstone Investments, Inc.
            18301 Von Karman Avenue, Suite 490
            Irvine, CA 92612
            Attention: Gregory A. Erickson
            Telecopy: (949) 442-1925

      with a copy to:

            Touchstone Investments, Inc.
            18301 Von Karman Avenue, Suite 490
            Irvine, California 92612
            Attention: John W. Fitzgibbon, Esq.
            Telecopy: (949) 442-1925

(2) If to Seller:

            Warner/Red Hill Associates
            c/o PaineWebber Properties Incorporated
            265 Franklin Street, 15th Floor
            Boston, MA 02110
            Attention: Mr. Frank Huemmer
            Telecopy: (617) 345-4752

      with a copy to:

            Goodwin, Procter &Hoar  LLP
            Exchange Place
            Boston, Massachusetts 02109
            Attention: Andrew C. Sucoff, Esq.
            Telecopy: (617) 277-8591

(3) If to the Title Company:

            National Title Officer
            LandAmerica Financial Group, inc.
            One Washington Mall
            Fifteenth Floor
            Boston, MA 02108
            Attention: David M. Walker
            Phone: (617) 619-4807
            Fax: (617) 619-4848


      11.3 Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      11.4 The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      11.5 Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      11.6 This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      11.7 This Agreement embodies the entire agreement between Seller and Buyer with respect to the transaction contemplated in this Agreement, and there have been and are no covenants, agreements, representations, warranties or restrictions between Seller and Buyer with regard thereto other than those set forth or provided for in this Agreement.

      11.8 This Agreement shall be construed under and in accordance with the procedural and substantive laws of the State of California.

      11.9 This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      11.10 The Title Company has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. Prior to the Diligence Date, Title Company is hereby authorized and directed to release the Escrowed Amount to Buyer promptly upon Buyer's written request, without joinder by Seller and not withstanding any objection interposed by Seller. This Agreement shall terminate upon any such request from Buyer pursuant to Section
5.3 above. From and after the Diligence Date, the Title Company shall, upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount, give a notice to the other party that such claim of entitlement has been made. If the Escrowed Amount is in the form of a letter of credit and the expiry thereof has not been extended, Title Company shall cause the letter of credit to be drawn upon and hold the proceeds as the Escrowed Amount. The Title Company shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) days of giving such notice whereupon, if the party to whom such notice was given has not given the Title Company notice of its objection to a disbursement in accordance with the claim of entitlement, the Title Company shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects, however, the Title Company shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Title Company shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties.

      11.11 The Escrow Holder has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. The Escrow Holder shall deposit the Escrowed Amount in an interest bearing account. From the Opening of Escrow the Escrow Holder shall, upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount, give a notice to the other party that such claim of entitlement has been made. The Escrow Holder shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) days of giving such notice whereupon, if the party to whom such notice was given has not given the Escrow Holder notice of its objection to a disbursement in accordance with the claim of entitlement, the Escrow Holder shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects, however, the Escrow Holder shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Escrow Holder shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties. This Agreement shall terminate upon any such request from Buyer pursuant to Sections 4.5, 5.3, 6.1 and 7.1 and Article 8 above.

      11.12 In the event of any disagreement between the parties, the Title Company shall retain all deposits pending instructions mutually agreed to by Seller and Buyer. In the event there is no mutual agreement by Seller and Buyer for disbursements, the Title Company shall hold said deposits pending a court order to disburse. The Title Company may conclusively rely on the authenticity, validity and effectiveness of any writing delivered to it, and Title Company shall not be obligated to make any investigation or determination, except as provided in the case of disputes as to the truth and accuracy of any information contained therein. Buyer and Seller agree to defend, indemnify and hold Title Company harmless from any liabilities, suits, claims, or expenses arising from or out of or in connection with Title Company's acts or failure to act hereunder, unless caused or created as a result of Title Company's gross negligence, and Title Company shall be entitled to reimbursement by Buyer and/or Seller for all reasonable costs and expenses incurred in the performance of its duties hereunder including, without limitation, all out-of-pocket expenses and reasonable Attorneys' fees of counsel retained by Title Company. Any such costs and expenses not paid by the parties after billing and supporting documentation by Title Company may be paid by Title Company out of the Escrowed Amount. If there is a settlement by Buyer and Seller prior to a court order, Buyer and Seller will share equally in the expenses incurred by the Title Company. Otherwise, the non-prevailing party shall assume full responsibility for the Title Company's expenses. Title Company is not required to advance or expend or risk its own funds or otherwise incur personal liability in performance of its duties hereunder and it may require advancement of funds by the parties.

      11.13 Time is expressly declared to be of the essence of this Agreement.

      11.14 The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the officers, directors, shareholders, or agents of Seller or any of their successors. The obligations of Buyer hereunder shall be binding only on the assets of Buyer and neither Seller nor anyone claiming by, through or under Seller shall be entitled to obtain any judgment creating personal liability on the part of the partners, officers, shareholders, or agents of Buyer or any of their successors or any affiliated entities.

      11.15 As used herein, the term business day shall mean any day other than on Saturday, Sunday, or federal holiday.

      11.16 Property Conveyed AS IS.

            (a) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER AND ITS PROPERTY MANAGER HAVE NOT MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY OTHER WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER THAN SELLER=S WARRANTY OF TITLE SET FORTH IN THE DEED (HEREINAFTER DEFINED) TO BE DELIVERED AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOLID REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY, (XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THAT PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER'S OR ITS PROPERTY MANAGERS SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE), OR (XIX) TAX CONSEQUENCES.

            (b) BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ITS PROPERTY MANAGER OR ANY OF THEIR RESPECTIVE AGENTS, EXPECT AS EXPRESSLY SET FORTH HEREIN, AND ACKNOWLEDGES THAT NO OTHER SUCH REPRESENTATIONS HAVE BEEN MADE. BUYER
REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANT'S IN PURCHASING THE PROPERTY. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY AS IS, WHERE IS, WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 11.4(B) SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE AS IS NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.


      --------------                            --------------
      Seller's Initials                         Buyer's Initials


                                  ARTICLE 12
                          IRS FORM 1099-S DESIGNATION

      12.1 In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Closing to designate the Title Company (the Designee) as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the IRS) on IRS Form 1099-S; (2) to provide the
Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

                 [Remainder of page left intentionally blank]

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                    SELLER:

                                    WARNER/REDHILL ASSOCIATES

                                    By: PaineWebber Equity Partners One Limited
                                        Partnership, its Partner

                                        By: First Equity Partners, Inc.


                                             By:  /s/ Rock M. D'Errico
                                                  --------------------
                                             Name:  Rock M. D'Errico
                                             Title:  Vice President

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                    By: First Equity Partners, Inc., its Partner

                                        By:  /s/ Rock M. D'Errico
                                             --------------------
                                        Name:  Rock M. D'Errico
                                        Title:  Vice President


      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                    BUYER:

                                    TOUCHSTONE INVESTMENTS, INC.


                                    By: /s/ Gregory A. Erickson
                                        -----------------------
                                    Name: GREGORY A. ERICKSON
                                    Title:   President


      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                    LANDAMERICA FINANCIAL GROUP:


                                    By: /s/ David M. Walker
                                        -------------------
                                    Name: David M. Walker
                                    Title: National Title Officer

                                 Bill of Sale


      This Bill of Sale is made as of this 24th day of September, 1999 from Warner/Red Hill Associates, a California general partnership, having an office at c/o PaineWebber Properties Incorporated, 265 Franklin Street, Boston, Massachusetts 02110 (the Seller) to AG/Touchstone Warner Redhill, L.L.C., a Delaware limited liability company, as assignee of Touchstone Investments, Inc., having an office at c/o Angelo, Gordon & Co., L.P., 245 Park
Avenue, 26th Floor, New York, New York 10167 (the Buyer).

      WHEREAS, in connection with the conveyance of the real property commonly known as Warner/Red Hill Business Center, Tustin, California (the Real Property), Seller is obligated to convey, transfer, set over and assign to Buyer all of the Sellers right, title and interest, if any, in and to all personal property owned by Seller located at the Real Property, including all furniture, carpeting, appliances, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Seller and installed, located at and used in connection with the ownership, occupation and operation of the Real Property, including, without limitation, the personal property listed on Schedule A attached hereto, but specifically excluding (i) any items of personal property owned by Tenants at or on the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller (collectively Personal Property).

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, deliver, transfer, set over and assign unto Buyer the Personal Property in its as is condition without express or implied warranty of any kind or nature except as expressly set forth in the Purchase and Sale Agreement by and between Seller and Buyer, to have and to hold the same unto Buyer and the Buyers successors and assigns, forever.

EXECUTED UNDER SEAL as of the date first written above.

                              WARNER RED/HILL ASSOCIATES


                                  By: PaineWebber Equity Partners One Limited Partnership, its Partner

                                  By:   First Equity Partners, Inc., its Partner

                                        By:  /s/ Rock M. D'Errico
                                             --------------------
                                        Name:  Rock M. D'Errico
                                        Title:  Vice President

                                  By:   First Equity Partners, Inc., its Partner

                                        By:  /s/ Rock M. D'Errico
                                             --------------------
                                        Name:  Rock M. D'Errico
                                        Title:  Vice President

                                   Grant Deed

RECORDING REQUESTED BY

      WHEN RECORDED MAIL TO
      AND MAIL TAX STATEMENTS TO


NAME        AG/Touchstone Warner Redhill, L.L.C.

ADDRESS     c/o Angelo, Gordon & Co., L.P., 245 Park Avenue, 26th Floor

CITY        New York
STATE & ZIP New York 10167
--------------------------------------------------------------------------------

APN Number: 43023103
                                   GRANT DEED

IN ACCORDANCE WITH SECTION 11932 OF THE CALIFORNIA REVENUE AND TAXATION CODE, GRANTOR HAS DECLARED THE AMOUNT OF THE TRANSFER TAX WHICH IS DUE BY SEPARATE STATEMENT WHICH IS NOT BEING RECORDED WITH THIS GRANT DEED.

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

      Warner/Red Hill Associates, a California general partnership hereby GRANT(s) to:

      AG/Touchstone Warner Redhill, L.L.C., a Delaware limited liability company certain real property located in the City of Tustin, County of Orange, State of California as more particularly described in Exhibit A attached hereto, subject to and having the benefit of matters of record to the extent in effect.

Dated:  September 24, 1999          Warner/Red Hill Associates
        ------------------

                                    By: PaineWebber Equity Partners One Limited
                                        Partnership, its Partner

                                        By: First Equity Partners, Inc., its
                                            Partner

                                            By:  /s/ Rock M. D'Errico
                                                 --------------------
                                            Name:  Rock M. D'Errico
                                            Title:  Vice President

                                    By: First Equity Partners, Inc., its Partner

                                        By:  /s/ Rock M. D'Errico
                                             --------------------
                                        Name:  Rock M. D'Errico
                                        Title:  Vice President

            Assignment and Assumption of Contracts and Intangibles


      This Assignment and Assumption of Contracts and Intangibles (this Assignment) is made and entered into as of this 24th day of September, 1999, by and between Warner/Red Hill Associates, a California general partnership, (Assignor), and AG/Touchstone Warner Redhill, L.L.C., a Delaware limited liability company, as assignee of Touchstone Investments, Inc., a California corporation, (Assignee).

                                  WITNESSETH:

      Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the following:

      1. all licenses, permits, certificates of occupancy, approvals, entitlement, dedications, and subdivision maps issued, approved or granted by any governmental authorities or otherwise in connection with the real property known as Warner/Red Hill Business Center, Tustin, California (Property) described in Exhibit A attached hereto; the use of the name Warner/Red Hill Business Center and any other trade names, trademarks, and logos used by Assignor in the operation and identification of the Property; all development rights and other intangible rights, titles, interests, privileges and appurtenances of Assignor related to or used in connection with the Property and its operation; and all licenses, consents, easements, rights of way and approvals issued, approved or granted by any private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Property (collectively, Licenses and Permits);

      2. all plans and specifications respecting any buildings or improvements located on the Property; and all building inspection reports pertaining to the Property which are owned by and within the possession or control of Assignor (collectively, Records and Plans);

      3. all warranties and guaranties in effect with respect to the Property (the Warranties); and

      4. the interest of Assignor in all other intangible personalty relating to the use and operation of the Property including good will if any (the Intangibles).

      Assignor makes no warranties of any kind or nature, express or implied, regarding the Licenses and Permits, Records and Plans and Warranties and Intangibles.

      Assignee hereby assumes the performance of all of the terms, convents and conditions imposed upon Assignor under the Licenses and Permits, Records and Plans and Warranties arising on or after the date of delivery of this Assignment. Assignor shall be responsible for the performance of all of the terms, covenants and conditions imposed upon Assignor under the Licenses and Permits, Records and Plans and Warranties arising prior to the date of delivery of this Assignment.

      This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts, taken together, shall constitute one and the same instrument.

      The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first written above.



                                    ASSIGNOR:

                                    WARNER/RED HILL ASSOCIATES


                                    By: PaineWebber Equity Partners One Limited
                                        Partnership, its Partner

                                        By: First Equity Partners, Inc., its
                                            Partner

                                            By:  /s/ Rock M. D'Errico
                                                 --------------------
                                            Name:  Rock M. D'Errico
                                            Title:  Vice President

                                    By: First Equity Partners, Inc., its Partner

                                        By:  /s/ Rock M. D'Errico
                                             --------------------
                                        Name:  Rock M. D'Errico
                                        Title:  Vice President


                                    ASSIGNEE:

                                    AG/TOUCHSTONE WARNER REDHILL, L.L.C.

                                    By: AG Asset Manager, Inc., a Delaware
                                        Corporation, its Manager


                                        By: /s/ Gregory A. Erickson
                                            -----------------------
                                        Name: Gregory A. Erickson
                                        Title:  President

           Assignment and Assumption of Leases and Security Deposits



            THIS ASSIGNMENT OF LEASES AND SECURITY DEPOSITS (Assignment) is made and entered into effective this 24th day of September, 1999, by and between Warner/Red Hill Associates, a California general partnership (Assignor) and AG/Touchstone Warner Redhill, L.L.C., a Delaware limited liability company, as assignee of Touchstone Investments, Inc., a California corporation (Assignee).

            The parties enter into this Assignment on the basis of and in reliance upon the following facts:

      A. Assignor has conveyed contemporaneously herewith to Assignee that certain improved parcel of land located in Tustin, California, more particularly described on EXHIBIT A attached hereto and by this reference incorporated herewith (the Property).

      B. Assignor has previously, in its capacity as owner of the Property, entered into certain occupancy leases at the Property, which are currently in force and effect, as described in EXHIBIT B attached hereto and by this reference incorporated herewith (Leases).

      C. Assignor now desires to assign and transfer to Assignee all of the Leases, together with any security deposits paid pursuant to the terms thereof and listed on EXHIBIT C attached hereto and made a part hereof for all purposes, and Assignee desires to accept the Leases and all of Assignors right, title, interest and obligations in, to and under the Leases, as set forth herein.

            NOW, THEREFORE, in consideration of (i) Ten Dollars ($10.00) and other good and valuable cash consideration and (ii) the mutual covenants and promises of the parties provided for herein, Assignor and Assignee agree as follows:

      1. Assignment. Assignor hereby assigns all of its right, title and interest in, to and under the Leases and any security deposits paid pursuant thereto as set forth on EXHIBIT C to Assignee.

      2. Assumption. Assignee hereby accepts said assignment and assumes all of the obligations of Assignor under the Leases from and after the date hereof.

      3. Counterparts. This Assignment may be executed in one (1) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that all parties are not signatory to the same counterpart.

      IN WITNESS WHEREOF, the undersigned parties have executed this Assignment as of the date first written above.


                                    ASSIGNOR:
                                    WARNER/RED HILL ASSOCIATES


                                    By: PaineWebber Equity Partners One Limited
                                        Partnership, its Partner

                                          By: First Equity Partners, Inc., its
                                              Partner

                                              By:  /s/ Rock M. D'Errico
                                                   --------------------
                                              Name:  Rock M. D'Errico
                                              Title:  Vice President


                                    By: First Equity Partners, Inc., its Partner

                                        By:  /s/ Rock M. D'Errico
                                             --------------------
                                        Name:  Rock M. D'Errico
                                        Title:  Vice President



                                    ASSIGNEE:

                                    AG/TOUCHSTONE WARNER REDHILL, L.L.C.

                                    By: AG Asset Manager, Inc., a Delaware
                                        Corporation, its Manager


                                        By:  /s/ Gregory A. Erickson
                                             ------------------------
                                        Name: Gregory A. Erickson
                                        Title:  President


                              LAWYERS TITLE COMPANY
                       18551 Von Karman Avenue, Suite 100
                                Irvine, CA 92512

                                Escrow Statement

                                                                           Escrow No.:  23916-JB
Seller:            Warner/Red Hill Associates
                   C/0 PaineWebber Properties Inc.
                   265 Franklin Street, 15th Floor
Property Address:  Red Hill/Warner Avenue                            Documents Recorded:  9/24/99
                   Irvine, CA
--------------------------------------------------------------------------------
                                                            Debits                   Credits

Total consideration                                                                   10,900,000.00
Interest on money market
   Warner/Redhill Associates                                                               2,470.06
Demand for reconveyance of Trust Deed
   Metropolitan Life Ins.                                   6,947,851.45
Principal balance                        4,969,170.43
Interest thru 9/24/99                        9,002.37
Interest from 9/25/99 to 9/27/99
   Daily rate 391.410000
Total interest amount                        1,174.23
Escrow balance                            (156,353.18)
Appreciation interest                    2,124,857.60
County Pro rata taxes
   From 7/1/99 to 9/24/99                                      12,563.28
   83 days at 151.36477 per day
Broker's commission                                           168,000.00
Documentary transfer fee (City/County)                         11,990.00
Recording of reconveyance                                          14.00
Amendment Lawyers Title                                            27.00
Policy of title insurance
   Lawyers Title                                               10,900.00
Escrow fee                                                      2,500.00
Recon/Tracking fee                                                 25.00
Messenger fees  LT500g                                            100.00
Release
   Warner Redhill                                           3,000,000.00
Security deposits                                             168,633.76
Adjustment to purchase price                                   75,296.00
Rent proration 9/24 to 9/30                                    33,420.00
Utilities 9/1 to 9/24                                          16,242.91

Sub-totals                                                 10,447,563.40              10,902,470.06

Check herewith                                                454,906.66
TOTAL                                                      10,902,470.06              10,902,470.06

            APPROVED:

            By:  /s/ Rock M. D'Errico
                 --------------------
            Name:  Rock M. D'Errico
            Title:  Vice President
